Exhibit 99.1

Leaf Group Ltd. Announces NYSE Ticker Symbol Change to “LEAF”

SANTA MONICA, Calif., (August 1, 2018) — Leaf Group Ltd. (NYSE: LFGR), a diversified consumer internet company, today announced that the company’s ticker symbol on the New York Stock Exchange will change to “LEAF” from “LFGR”. With “LEAF” becoming available, the company will now further align its brand with its NYSE ticker symbol, boosting visibility with public investors as Leaf Group continues to grow. Trading under the new ticker symbol will begin on August 13, 2018.

No action is needed from Leaf Group’s current shareholders relative to the ticker symbol change. The common stock will continue to be listed on the NYSE and the CUSIP will remain unchanged as 52177G 102.

About Leaf Group

Leaf Group Ltd. is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good and Livestrong.com), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

# # #

Investor Contacts

Jantoon Reigersman

Chief Financial Officer

310-917-6413

IR@leafgroup.com

Shawn Milne

Investor Relations

415-264-3419

shawn.milne@leafgroup.com

Media Contact

Sharna Daduk

310-917-6405

sharna.daduk@leafgroup.com